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                INDEPENDENT AUDITORS' CONSENT      EXHIBIT 23.1



We consent to the incorporation by reference in Registration Statement Nos. 333-53176, 333-82543 and 333-68798 of Persistence Software, Inc. on Form S-8 of our reports dated March 29, 2004 appearing in this Annual Report on Form 10-K of Persistence Software, Inc. for the year ended December 31, 2003.




DELOITTE & TOUCHE LLP

San Jose, California
March 29, 2004